REFERENCE 10.3 CONSENT OF PROPOSED DIRECTORS

Consent Form

Robert Arkin
President
InnerSpace Corporation
955 Juniper Street, Suite 2121
Atlanta, Georgia 30309

Mr. Arkin,

I hereby consent to the use of my name and background as a proposed director in InnerSpace Corporation's registration statement and related reports.

Name : Carl Corcoran
Title: Proposed Director of InnerSpace Corporation

Signature: /s/ Carl Corcoran
Date: 5/3/01

Name: Peter Lucchesi
Title: Proposed Director of InnerSpace Corporation

Signature: /s/ Peter Lucchesi
Date: 5/3/01

Name: Louise Short, M.D.
Title: Proposed Director of InnerSpace Corporation

Signature: /s/ Louise Short, M.D.
Date: 5/3/01